UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 31, 2025

Date of Report
(Date of earliest event reported)

___________________________

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40675 Encyclopedia Circle
Fremont, CA 94538
(Address of principal ewxecutive offices, including zip code)

(510) 933-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

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Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on September 1, 2020, Socket Mobile, Inc. (the “Company”) completed a secured subordinated convertible note (the “Note”) financing of $1,530,000 on August 31, 2020. The Note was subsequently amended on November 16, 2022 and May 1, 2024, extending its maturity date to August 30, 2025,

On July 31, 2025, the Company and the requisite holders of the outstanding notes entered into a Secured Subordinated Convertible Note Extension Agreement (the “Extension Agreement”), extending the maturity date of the notes from August 30, 2025 to August 30, 2027. All other terms and conditions of the notes remain in full force and effect.

The foregoing description of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain Relationships

Charlie Bass, Chairman of the Company’s Board of Directors (the “Board”); Kevin Mills, the Company’s Chief Executive Officer and a member of the Board; and Lynn Zhao, the Company’s Chief Financial Officer and a member of the Board, currently hold outstanding notes. Because the Extension Agreement involved such parties related to the Company, the Board’s disinterested directors approved the Extension Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Secured Subordinated Convertible Note Extension Agreement, effective as of July 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer

Date: July 31, 2025